Exhibit 99.1

FOR IMMEDIATE RELEASE

TSR, Inc. Announces Transfer of its Common Stock to NASDAQ Capital Market

HAUPPAUGE, NEW YORK, DECEMBER 14, 2009. TSR, INC. (NASDAQ:TSRI), a provider of computer programming consulting services, today announced that its application to transfer the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market has been approved. The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Market. This transfer will be effective at the opening of business on Tuesday, December 15, 2009 and the Company’s shares will continue to trade under the symbol “TSRI”.

As previously announced, the Company received a notice from The Nasdaq Stock Market of non-compliance with the continued listing standards of The Nasdaq Global Market, stating that for 30 consecutive trading days, the Company’s common stock had not maintained a minimum market value of publicly held shares of $5,000,000 as required for continued inclusion on the Nasdaq Global Market.